EXHIBIT 4.3

MIDAMERICAN ENERGY COMPANY

Medium-Term Notes Due Not Less Than 9 Months from Date of Issue

DISTRIBUTION AGREEMENT

October 3, 2006
Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, NY 10010

J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017

LaSalle Financial Services, Inc.
55 East 52nd Street
6th Floor
New York, NY 10055

BNP Paribas Securities Corp.
787 Seventh Avenue
New York, NY 10019

Dear Sirs:

MidAmerican Energy Company, an Iowa corporation (the “Company”), confirms its agreement with Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., LaSalle Financial Services, Inc. and BNP Paribas Securities Corp. (each, a “Principal Agent” and, together, the “Principal Agents” and collectively with the subagents listed in the Prospectus, the “Agents”), with respect to the issue and sale by the Company of its Medium-Term Notes described herein (the “Notes”). The Notes are to be issued pursuant to an indenture, dated as of October 1, 2006 (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). As of the date hereof, the Company has authorized the issuance and sale of up to $350,000,000 aggregate principal amount of Notes through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company from time to time may reduce the maximum principal amount of Notes which it may issue and sell or authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and the Agents) to the Agents as principal for resale to purchasers.

The Company has filed with the Securities and Exchange Commission (the “SEC”) registration statements on Form S-3 (Nos. 333-110398 and 333-134163) for the registration of certain securities, including the Notes, under the Securities Act of 1933, as amended (the “1933 Act”) and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the “1933 Act Regulations”). Such registration statements have been declared effective by the SEC and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). Such registration statements (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus specifically relating to the Notes constituting a part thereof (the “Base Prospectus”), and any prospectus supplements specifically relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) or the 1933 Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus”, respectively, except that if any revised prospectus specifically relating to Notes shall be provided to the Agents by the Company for use in connection with the offering of Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to an Agent for such use. A “Preliminary Prospectus” shall be deemed to refer to any prospectus and any prospectus supplement furnished by the Company after the Registration Statement became effective and before the Time of Sale with respect to a series of Notes which, pursuant to Rule 430B of the 1933 Act Regulations, omitted information to be included upon pricing in a form of prospectus and prospectus supplement filed with the SEC pursuant to Rule 424(b) of the 1933 Act Regulations. The term “Free Writing Prospectus” has the meaning set forth in Rule 405 of the 1933 Act Regulations. The term “Time of Sale Prospectus” means the Base Prospectus, as amended or supplemented from time to time prior to the Time of Sale and together with the most recent Preliminary Prospectus or preliminary Pricing Supplement relating to the offer and sale of such series of Notes immediately prior to the Time of Sale, and Pricing Supplement relating to the offer and sale of such Series of Notes filed or used prior to the Time of Sale, and Final Term Sheet relating to the offer and sale of such Notes and each Free Writing Prospectus in the form furnished to the Agents by the Company or approved or adopted by the Company for use prior to the Time of Sale. The term “Time of Sale” means the time or date set forth in the applicable Terms Agreement. For purposes of this Agreement, all references to the Registration Statement, Prospectus, Time of Sale Prospectus, Free Writing Prospectus, Pricing Supplement or Preliminary Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 1.  Appointment As Agents.

(a)   Appointment of Agents. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby appoints each Agent as its agent for the purpose of soliciting purchases of Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Notes directly to an Agent or Agents as principal for resale to others, it will enter into a Terms Agreement (hereafter defined) relating to such sale in accordance with the provisions of Section 3(b) hereof. The Agents are authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of Notes. The Company agrees that, during the period any Agent is acting as the Company’s Agent hereunder, the Company will not contact or solicit potential investors introduced to it by such Agent to purchase Notes. The Company may appoint, upon one day prior written notice to the Agents, additional persons to serve as Agent hereunder, but only if each such additional person agrees to be bound by all of the terms of this Agreement as an agent.

(b)   Reasonable Efforts Solicitations; Right to Reject Offers. Upon receipt of instructions from the Company, the Agents will use their reasonable efforts to solicit purchases of such principal amount of Notes as the Company and the Agents shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statement. The Agents will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by an Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent’s agreement contained herein. The Company may accept or reject any proposed purchase of Notes, in whole or in part.

(c)   Solicitations as Agent; Purchases as Principal. In soliciting purchases of Notes on behalf of the Company, each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. Such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. Such Agent shall not have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made pursuant to a Terms Agreement in accordance with Section 3(b) hereof.

(d)   Reliance. The Company and each Agent agree that any Notes the placement of which such Agent arranges shall be placed by such Agent, and any Notes purchased by such Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.  Representations and Warranties.

(a)   The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through any Agent as agent or to any Agent as principal), as of the date of each delivery of Notes (whether through such Agent as agent or to such Agent as principal) (the date of each such delivery to such Agent as principal being hereafter referred to as a “Settlement Date”), as of the date that the Registration Statement became effective (the “Initial Effective Date”), as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes or similar changes) (with respect to the Registration Statement, a “Subsequent Effective Date”) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement, unless the Agents shall otherwise specify), as of the relevant new effective date as determined pursuant to Rule 430B(f)(2) of the 1933 Act Regulations with respect to the applicable series of Notes (the “Note Effective Date” and together with the Initial Effective Date and any Subsequent Effective Date, the “Registration Statement Effective Date”) (each of the times referenced above being referred to herein as a “Representation Date”) as follows:

(i)   Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Iowa with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

(ii)   Public Utility. The Company has the legal right to function and operate as an electric public utility company in the States of Iowa, Illinois and South Dakota, and as a gas public utility company in the States of Iowa, Illinois, South Dakota and Nebraska.

(iii)   Subsidiaries.  The Company has no significant subsidiaries, as “significant subsidiary” is defined in Rule 405 of Regulation C of the 1933 Act Regulations.

(iv)   Ineligible Issuer Status. At the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 162(h)(2) of the 1933 Act Regulations) of any Notes and at each Representation Date at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(v)   Registration Statement, Prospectus, Time of Sale Prospectus and Free Writing Prospectus.  At the respective times that each part of the Registration Statement became effective, the Registration Statement and any applicable amendments complied, and as of each Representation Date will comply, in all material respects, with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the time it became effective and at the Initial Effective Date, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the SEC and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus filed as part of the Registration Statement complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations. At the date of this Agreement, at the date of the Base Prospectus and each amendment or supplement thereto and at each Representation Date, neither the Base Prospectus nor any amendment or supplement thereto included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Time of Sale Prospectus does not, and at the Time of Sale and at the applicable Settlement Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or Prospectus, it being understood and agreed that the only such information furnished by any Agent consists of the information described as such in the applicable Terms Agreement.

(vi)   Incorporated Documents.  The documents incorporated by reference in the Prospectus and the Time of Sale Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (“1934 Act Regulations”), and, when read together with the other information in the Prospectus and the Time of Sale Prospectus, did not and will at all times during the period specified in Section 5(e) hereof not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading. The Company is in compliance in all material respects with all the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(vii)   Accountants.  The accountants who issued their reports on the financial statements included or incorporated by reference in the Registration Statement and the Time of Sale Prospectus are an independent registered public accounting firm within the meaning of the 1933 Act and the 1933 Act Regulations.

(viii)   Financial Statements.  The financial statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and any supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus present fairly the information required to be stated therein.

(ix)   Authorization and Validity of this Agreement, any Applicable Terms Agreement, the Indenture and the Notes.  Each of this Agreement and any applicable Terms Agreement has been duly authorized and, upon execution and delivery by the Agents, will be a legal, valid and binding agreement of the Company; the Indenture has been duly authorized and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms; the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement, the Notes will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms; except as enforcement of the Indenture and the Notes may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally and general equitable principles; the Notes and the Indenture will be substantially in the form heretofore delivered to the Agents and conform in all material respects to all statements relating thereto contained in the Time of Sale Prospectus; and the Notes will be entitled to the benefits provided by the Indenture.

(x)   Material Changes or Material Transactions.  Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Prospectus, except as may otherwise be stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and (B) there have been no material transactions entered into by the Company other than those in the ordinary course of business.

(xi)   No Defaults.  The Company is not in violation of its Restated Articles of Incorporation, as amended, or bylaws, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound; the execution and delivery of this Agreement, the Indenture and any applicable Terms Agreement and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with, constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the material property or assets of the Company or any such subsidiary is subject, nor will such action result in any violation of the Restated Articles of Incorporation, as amended, or bylaws of the Company or any law, administrative regulation or administrative or court order or decree.

(xii)   Regulatory Approvals. The Company has made all necessary filings and obtained all necessary consents, orders or approvals from the Federal Energy Regulatory Commission (“FERC”) and the Illinois Commerce Commission (“ICC”) in connection with the issuance and sale of the Notes and the application of the proceeds thereof, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under state securities (“Blue Sky”) laws.

(xiii)   Legal Proceedings; Contracts. Except as may be set forth in the Registration Statement and the Time of Sale Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company which would be reasonably likely to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or would be reasonably likely to materially and adversely affect its properties or assets or would be reasonably likely to materially and adversely affect the consummation of this Agreement, the Indenture or any applicable Terms Agreement; and there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

(b)   Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to the Agents as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3.  Solicitations as Agents; Purchases as Principal.

(a)   Solicitations as Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as the agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of Notes through any Agent, as agent, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, such Agent will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

The Company agrees to pay each Agent a commission, in the form of a discount, equal to a percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent, such percentage to be as agreed upon by the Company and the Agents. The Agents may allow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the Agents and set forth in a pricing supplement (each, a “Pricing Supplement”) to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of $1,000 or any larger amount that is an integral multiple of $1,000. All Notes sold through any Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

(b)   Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and (unless the Company and such Agent shall otherwise agree) pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement) between such Agent and the Company is herein referred to as a “Terms Agreement”. Unless the context otherwise requires, each reference contained herein to “this Agreement” shall be deemed to include any applicable Terms Agreement between the Company and such Agent. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in the form of Terms Agreement attached as Exhibit A hereto. Such Agent’s commitment to purchase Notes as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission as agreed upon by the Company and the Agents), the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by, purchasers acting together with such Agent in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. Such Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Terms Agreement shall also specify the requirements for the opinions of counsel, officers’ certificate and comfort letter pursuant to Sections 6(c), 6(d), 6(e) and 6(f) hereof.

(c)   Administrative Procedures. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the “Procedures”). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.  Free Writing Prospectuses.

(a)   Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Principal Agents, and each Agent represents and agrees that, unless it obtains the prior consent of the Company and the Principal Agents, it has not made and will not make any offer relating to the Notes that would constitute a free writing prospectus, as defined in rule 433, relating to the Notes in the form filed as required to be filed with the SEC or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a Free Writing Prospectus, required to be filed with the SEC. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely SEC filing where required, legending and record keeping.

(b)   Term Sheets. The Company will prepare a final term sheet relating to the Notes, containing only information that describes the final terms of the Notes in a form as attached hereto as Exhibit B or otherwise as consented to by the Principal Agents, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Agent of a free writing prospectus that contains only (i) information that describes the final terms of the Notes or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

(c)   No Conflicting Information. In connection with the offer and sale of the Notes, any Free Writing Prospectus (i) that is required to be filed pursuant to Rule 433(d) of the 1933 Act Regulations (including any Final Term Sheet), (ii) that is or will be a part of the Time of Sale Prospectus relating to or to be used in connection with such offer and sale of the Notes or (iii) the use of which has been consented to by the applicable Agents pursuant to this Section 4, is referred to herein as a “Permitted Free Writing Prospectus”. Each Agent represents, warrants, covenants and agrees that it shall not prepare and disseminate any Free Writing Prospectus that contains information that conflicts with the information contained in the Registration Statement, the applicable Time of Sale Prospectus or the applicable Prospectus; provided, however, that no representation, warranty, covenant and agreement is made with respect to information in such Free Writing Prospectus that has been furnished in writing by the Company to such Agent specifically for the use therein.

(d)   Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Principal Agents as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Principal Agents and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)   Copies. The Company will deliver to each Agent, without charge, such number of copies of each Free Writing Prospectus prepared by or on behalf of or used or referred to by the Company as each such Agent may reasonably request. To the extent applicable, each such document furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

SECTION 5.  Covenants of the Company.

The Company covenants with the Principal Agents as follows:

(a)   Rule 424(b) Filing. Promptly following execution of this Agreement, to cause the Prospectus, including as part thereof a prospectus supplement relating to the Notes, to be filed with, or mailed for filing to, the SEC pursuant to Rule 424(b)(2) and (3) under the 1933 Act and the Company will promptly advise the Principal Agents when such filing or mailing has been made. Prior to such filing or mailing, the Company will cooperate with the Principal Agents in the preparation of such supplement to the Prospectus to assure that the Principal Agents have no reasonable objection to the form or content thereof when filed or mailed.

(b)   FERC or ICC Action. To advise the Principal Agents promptly of any additional action by the FERC or ICC pertaining to the Notes.

(c)   Copies of 1933 Act Documents. To furnish promptly to the Principal Agents and to counsel for the Agents one signed copy of the Registration Statement as originally filed and each amendment thereto filed prior to the date hereof and relating to the Notes, and a copy of the Prospectus filed with the SEC, including all documents incorporated therein by reference and all consents and exhibits filed therewith.

(d)   Conformed Copies. To deliver promptly to the Principal Agents such reasonable number of the following documents as the Agents may request: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture, and this Agreement), (ii) the Prospectus and the Time of Sale Prospectus and (iii) any documents incorporated by reference in the Prospectus.

(e)   Revisions of Prospectus — Material Changes. Except as otherwise provided in subsection (q) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Principal Agents or counsel for the Company, to further amend or supplement the Registration Statement or Prospectus in order that the Registration Statement or Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Registration Statement or Prospectus is delivered to a Note purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Principal Agents to cease the solicitation of offers to purchase the Notes in each Principal Agent’s capacity as agent and to cease sales of any Notes any Principal Agent may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

(f)   Principal Agents’ Review. Prior to filing with the SEC during the term of this Agreement, (i) any amendment to the Registration Statement, (ii) the Prospectus, the Time of Sale Prospectus or any supplement thereto or (iii) any document incorporated by reference in any of the foregoing or any amendment or supplement to such incorporated document, to furnish a copy thereof to the Principal Agents and to counsel for the Principal Agents, and the Company will not file any amendment to the Registration Statement or supplement to the Prospectus or Time of Sale Prospectus unless the Company has furnished to the Principal Agents a copy of such document for review prior to filing and will not file any such proposed amendment or supplement to which the Agents reasonably object.

(g)   Notices to Principal Agents. To advise the Principal Agents promptly during the term of this Agreement, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request or proposed request by the SEC for an amendment or supplement to the Registration Statement, to the Time of Sale Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order directed to the Time of Sale Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge by the SEC to the accuracy or adequacy of any document incorporated by reference in the Time of Sale Prospectus, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement (insofar as the Registration Statement relates to or covers the Notes) or the Time of Sale Prospectus or which requires the making of a change in the Registration Statement or the Time of Sale Prospectus in order to make any material statement therein not misleading.

(h)   Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to any of the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the SEC on the fifth business day after the date on which such Pricing Supplement is first used.

(i)   Prospectus Revisions — Periodic Financial Information. Except as otherwise provided in subsection (q) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Principal Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

(j)   Prospectus Revisions — Audited Financial Information. Except as otherwise provided in subsection (q) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Time of Sale Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent registered public accounting firm with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

(k)   Stop Order. If, during the term of this Agreement, the SEC shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

(l)   Earnings Statement. As soon as practicable, to make generally available to its security holders and to deliver to the Principal Agents an earnings statement, conforming with the requirements of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations, covering a period of at least twelve months beginning after the effective date of the Registration Statement as defined in Rule 158(c) of the 1933 Act Regulations.

(m)   Shareholder and Other Reports. During the period of five years hereafter, or such lesser period as any of the Notes shall be outstanding, to furnish to the Principal Agents, (i) as soon as available, a copy of each report of the Company mailed to its shareholders or report filed by the Company with the SEC and (ii) from time to time such other information concerning the Company as the Principal Agents may reasonably request.

(n)   Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Principal Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Principal Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(o)   1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

(p)   Stand-Off Agreement. If required pursuant to the terms of a Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior consent of the Principal Agents, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such Terms Agreement and commercial paper in the ordinary course of business).

(q)   Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e), (i) or (j) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) the Agents shall not then hold any Notes as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with an Agent.

(r)   Condition to Agency Transactions. Any person who has agreed to purchase Notes as the result of an offer to purchase solicited by an Agent shall have the right to refuse to purchase and pay for such Notes if, on the related settlement date fixed pursuant to the Procedures, (i) there shall have occurred, subsequent to the date on which such person agreed to purchase the Notes (the “Trade Date”) or subsequent to the respective dates as of which information is given in the Registration Statement, (A) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (B) any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity or emergency, if in the reasonable judgment of such person the effect of any such attack, outbreak, escalation, act of terrorism, declaration of war, calamity or emergency makes it impracticable or inadvisable to purchase the Notes, (C) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, or (D) any banking moratorium declared by U.S. Federal or New York authorities; or (ii) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the Trade Date shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.

(s)   Costs. To pay all costs incident to the authorization, issuance, sale and delivery of the Notes; the costs incident to the preparation, printing and filing under the 1933 Act of the Registration Statement and the Prospectus and any amendments, supplements and exhibits thereto; the costs incident to the preparation, printing and filing of the documents and any amendments and exhibits thereto required to be filed by the Company under the 1934 Act; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereto (including exhibits), any preliminary prospectus, the Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs of printing this Agreement, the Indenture and any Terms Agreement; the costs of any filings with the National Association of Securities Dealers, Inc.; fees paid to rating agencies in connection with the rating of the Notes; the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in subsection (n) of this Section and of preparing and printing a Blue Sky Memorandum (including fees of counsel to the Agents in such connection not to exceed $10,000 in the aggregate); the reasonable fees and expenses of counsel for the Agents; and all other costs and expenses incident to the performance of the Company’s obligations under this Agreement (including fees and expenses of the Company’s counsel); provided that, except as provided in this Section 5(s), the Agents shall pay their own costs and expenses, any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Notes made by the Agents.

SECTION 6.  Conditions of Obligations.

The obligations of each Agent to solicit offers to purchase Notes as agent of the Company, the obligations of any purchasers of Notes sold through such Agent as agent, and any obligation of such Agent to purchase Notes pursuant to a Terms Agreement or otherwise will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all of its covenants and agreements herein contained and to each of the following additional terms and conditions applicable to the Notes:

(a)   No Stop Order. At or before the date hereof, no stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the Prospectus shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the SEC and no challenge shall have been made by the SEC to the accuracy or adequacy of any document incorporated by reference in the Prospectus; any request of the SEC for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with and there shall be no material adverse change in the financial condition of the Company.

(b)   Legal Matters. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, any Terms Agreement, the Notes, the form of the Registration Statement, the Prospectus and the Time of Sale Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)   Opinion of Company Counsel. Paul J. Leighton, Esq., counsel to the Company, shall have furnished to the Principal Agents a letter addressed to the Principal Agents and dated the date hereof stating his opinion to the effect that:

(i)   the Company is a validly organized and existing corporation in good standing under the laws of the State of Iowa; and the Company is an indirect subsidiary of MidAmerican Energy Holdings Company, an Iowa corporation;

(ii)   this Agreement and each Terms Agreement, if any, has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable law and except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and general principles of equity;

(iii)   the Indenture is in due and proper form, has been duly and validly authorized by the necessary corporate action, has been duly and validly executed and delivered and is a valid instrument legally binding on the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles;

(iv)   the Notes are in due and proper form; the issue and sale of the Notes by the Company in accordance with the terms of this Agreement have been duly and validly authorized by the necessary corporate action; the Notes, when duly executed (which execution may include facsimile signatures of officers of the Company), authenticated and delivered to the purchasers or to an Agent pursuant to any Terms Agreement, against payment of the agreed consideration therefor, will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles; and each holder of Notes will be entitled to the benefits of the Indenture;

(v)   the Notes, the Indenture and any Terms Agreement conform in all material respects with the statements concerning them made in the Prospectus and Time of Sale Prospectus, and such statements accurately set forth the matters respecting the Notes, the Indenture and the Terms Agreement required to be set forth in the Prospectus and Time of Sale Prospectus;

(vi)   the Indenture is qualified under the 1939 Act;

(vii)   the orders of the FERC and the ICC referred to in Section 2(a)(xi) hereof pertaining to the Notes have been duly issued and, to the best of the knowledge of such counsel, are still in force and effect; and no further approval, authorization, consent, certificate or order of any state or federal commission or regulatory authority (other than in connection or compliance with the provisions of the securities or Blue Sky laws of any jurisdiction) is necessary with respect to the issue and sale of the Notes as contemplated by this Agreement and any applicable Terms Agreement or the application of the proceeds thereof;

(viii)   the Registration Statement has become effective under the 1933 Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act;

(ix)   the Registration Statement and the Time of Sale Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and Sections 305(a)(2) and 305(c) of the 1939 Act (except that such counsel need express no opinion as to the financial statements and financial or statistical data contained therein);

(x)   such counsel does not know of any legal or governmental proceeding required to be described in the Time of Sale Prospectus which is not described as required, or of any contract or document of a character required to be described or incorporated in the Registration Statement or the Time of Sale Prospectus or to be filed as an exhibit to the Registration Statement which is not described, incorporated or filed as required;

(xi)   neither the execution and delivery of this Agreement and the Indenture nor the issuance and sale of the Notes in accordance with the terms of this Agreement or Terms Agreements nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will conflict with, or violate or result in a breach of, any law, any administrative regulation or any court decree known to such counsel to be applicable to the Company, conflict with or result in a breach of any of the terms, conditions or provisions of the Restated Articles of Incorporation, as amended, or the bylaws of the Company, as amended, or of any material agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the material properties or assets of the Company or any such subsidiary;

(xii)   the documents referred to in Section 2(a)(v) hereof, as of their respective filing dates, complied as to form in all material respects with the applicable requirements of the 1934 Act and the 1934 Act Regulations (except that such counsel does not need to express any opinion as to the financial statements and financial or statistical data contained therein);

(xiii)   the statements made in the Prospectus and Time of Sale Prospectus which are stated therein to have been made on the authority of such counsel have been reviewed by him and, as to matters of law and legal conclusion, are correct;

(xiv)   the Company is a public utility authorized by its Restated Articles of Incorporation, as amended, to carry on the businesses in which it is engaged, as set forth in the Prospectus and Time of Sale Prospectus; the Company has the legal right to function and operate as an electric public utility company in the States of Iowa, Illinois and South Dakota, and as a gas public utility company in the States of Iowa, Illinois, South Dakota and Nebraska; and the franchises and permits of the Company are valid and subsisting and authorize the Company to carry on the utility businesses in which it is engaged in the communities and territory covered by such franchises and permits;

(xv)   the descriptions in the Registration Statement, the Prospectus and the Time of Sale Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be presented; and

(xvi)   except as set forth in the Prospectus and Time of Sale Propectus, (A) there are no pending legal proceedings to which the Company is a party or in which any of its property is the subject which are material to the Company, other than ordinary routine legal proceedings incident to the business in which the Company is engaged, and (B) there are no material pending administrative or judicial proceedings to which the Company is a party or in which any of its property is the subject arising under any federal, state or local provisions regulating the discharge of materials into the environment or otherwise relating to the protection of the environment, and, to the best of the knowledge of said counsel, no such proceedings are threatened by governmental authorities;

and such letter shall additionally state that nothing has come to the attention of such counsel that would lead him to believe that the Registration Statement, at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, and at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date or as amended or supplemented at the date hereof and the Time of Sale Prospectus at the Time of Sale, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)   Officers’ Certificate. The Company shall have furnished to the Agents on the date hereof a certificate, dated the date hereof, of its Chief Executive Officer, its President or a Vice President and its Treasurer or an Assistant Treasurer stating that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Company in Section 2 hereof are true and correct as of the date hereof; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 5(a), 5(g) and 5(h) hereof have been fulfilled.

(e)   Comfort Letter. On the date hereof, the Agents shall have received a letter from the Company’s independent registered public accounting firm dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

(i)   They are an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations;

(ii)   In their opinion, the financial statements and supporting schedule(s) of the Company audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations;

(iii)   They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minute books of the Company since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company responsible for financial and accounting matters with respect to the unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus and the latest available interim unaudited financial statements of the Company, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference therein, or (B) at a specified date not more than three days prior to the date of such letter, there was any change in the capital stock or any increase in long-term debt of the Company or any decrease in the consolidated total assets or common shareholder’s equity of the Company other than for the declaration of regular quarterly dividends, in each case as compared with the amounts shown on the most recent balance sheet of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus or, during the period from the date of such balance sheet to a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues or net income of the Company, except in each such case as set forth in or contemplated by the Registration Statement, the Prospectus and the Time of Sale Prospectus or except for such exceptions (e.g., inability to determine such decreases because of insufficient accounting information available after the date of such most recent balance sheet) enumerated in such letter as shall have been agreed to by the Agents and the Company; and

(iv)   In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement, Prospectus and the Time of Sale Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

(f)   Opinion of Agents’ Counsel. LeBoeuf, Lamb, Greene & MacRae LLP, as counsel for the Agents, shall have furnished to the Agents the date hereof such opinions with respect to the validity of the Notes and with respect to the Registration Statement, the Prospectus, and the Time of Sale Prospectus and other related matters as the Agents may reasonably require.

(g)   FERC and ICC Orders. The orders of the FERC and the ICC referred to in Section 2(a)(xi) hereof shall be in full force and effect and no proceedings to suspend the effectiveness of either such order shall be pending or threatened.

(h)   Ratings. Subsequent to the execution of this Agreement, there shall not have been any decrease in the ratings of any of the Company’s debt securities by Standard & Poor’s Rating Service or Moody’s Investors Service, Inc.

(i)   No Material Adverse Change. Subsequent to the date of the most recent financial statements incorporated by reference in the Registration Statement, Prospectus and the Time of Sale Prospectus, there shall have been no material adverse change in the condition (financial or otherwise), business or results of operations of the Company, except as set forth in the Registration Statement, the Prospectus and the Time of Sale Prospectus, including the documents incorporated by reference therein, as of the effective date of this Agreement.

(j)   Other Documents. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Agents, any applicable Terms Agreement) may be terminated by the Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 5(1) hereof, the provisions concerning payment of expenses under Section 5(s) hereof, the indemnity and contribution agreement set forth in Section 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery in Section 10 hereof and the provisions set forth under “Parties” of Section 14 hereof shall remain in effect.

SECTION 7.  Conditions to the Obligations of the Company.

The obligations of the Company to sell and deliver the Notes are subject to the following conditions precedent:

(a)   No Stop Order. At or before the date hereof, no stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the Prospectus or the Time of Sale Prospectus shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the SEC and no challenge shall have been made by the SEC to the accuracy or adequacy of any document incorporated by reference in the Prospectus or the Time of Sale Prospectus; any request of the SEC for inclusion of additional information in the Registration Statement, the Prospectus or the Time of Sale Prospectus or otherwise shall have been complied with.

(b)   FERC and ICC Orders. The orders of the FERC and the ICC referred to in Section (2)(a)(xi) hereof shall be in full force and effect and no proceeding to suspend the effectiveness of either such order shall be pending or threatened.

In case any of the conditions specified above in this Section 7 shall not have been fulfilled on the date hereof, this Agreement may be terminated by the Company by delivering written notice of termination to the Agents. Any such termination shall be without liability of any party to any other party except to the extent provided in Section 5(s), and Section 9 hereof.

SECTION 8.  Delivery of and Payment for Notes Sold through the Agents

Delivery of Notes sold through any Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company’s account.

SECTION 9.  Indemnification.

(a)   Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent, its directors and officers, and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act as follows:

(i)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or Time of Sale Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned); and

(iii)   against any and all expense whatsoever, as incurred (including, subject to Section 9(c) hereof, the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, the Prospectus or the Time of Sale Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Agent shall consist of the information described as such in the applicable Terms Agreement.

(b)   Indemnification of the Company. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus or the Time of Sale Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus or the Time of Sale Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Agent shall consist of the information described as such in the applicable Terms Agreement.

(c)   General.  Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of such indemnified party.

(d)   Contribution. In order to provide for just and equitable contribution in circumstances in which (i) the indemnity agreements provided for in this Section 10 are for any reason held to be unenforceable by the indemnified parties although applicable in accordance with their terms or (ii) such indemnity is insufficient to hold harmless an indemnified party under subsection (a) or (b) above, the Company and each Agent shall contribute to the aggregate losses, liabilities, claims, damages or expenses of the nature contemplated by said indemnity agreements incurred by the Company and such Agent, as incurred, (x) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) above but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section, (1) each director and officer of an Agent, and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act, shall have the same rights to contribution as such Agent~~,~~ and (2) each director of the Company and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, shall have the same rights to contribution as the Company.

SECTION 10.  Representations, Warranties, Indemnities and Agreements to Survive Delivery.

All representations, warranties, indemnities and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of such Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 11.  Termination.

(a)   Termination of this Agreement. This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time by either the Company or the Agents, upon the giving of 30 days’ written notice of such termination to the other party hereto.

(b)   Termination of a Terms Agreement. An Agent may terminate any Terms Agreement, immediately upon notice to the Company at any time prior to the Settlement Date relating thereto, if (i) there shall have occurred, subsequent to the date of such Terms Agreement or subsequent to the respective dates as of which information is given in the Registration Statement, (A) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) any material adverse change in the financial markets in the United States, the effect of which is such as to make it, in the reasonable judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of Notes, (C) any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity or emergency, if in the reasonable judgment of such person the effect of any such attack, outbreak, escalation, act of terrorism, declaration of war, calamity or emergency makes it impracticable or inadvisable to purchase the Notes, (D) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, or (E) any banking moratorium declared by U.S. Federal or New York authorities; (ii) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company; or (iii) there shall have come to such Agent’s attention any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

(c)   General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) each Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination (a) each Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 5(s) hereof, the indemnity and contribution agreements set forth in Section 9 hereof, and the provisions of Sections 9 and 13 hereof shall remain in effect.

SECTION 12.  Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

If to the Company:

MidAmerican Energy Company
666 Grand Avenue
Des Moines, IA 50309
Attention: Treasurer
Phone: (515) 281-2904
Fax: (515) 242-4261

If to the Agents:

Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, NY 10010
Attention: LCD-IBD Group
Fax: (212) 325-4008

J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017
Attention: High Grade Syndicate Desk, 8th Floor
Phone: (212) 834-4533
Fax: (212) 834-6081

LaSalle Financial Services, Inc.
55 East 52nd Street, 6th Floor
New York, NY 10055
Attention: Debt Capital Markets
Phone: (212) 409-7553
Fax: (212) 409-7860

and to

BNP Paribas Securities Corp.
787 7th Avenue
New York, NY 10019
Attention: Debt Capital Markets
Phone: (212) 471-8294
Fax: (212) 841-3785

or at such other address as such party or parties may designate from time to time by notice duly given in accordance with the terms of this Section 12.

SECTION 13.  No Fiduciary Duty.

The Company acknowledges and agrees that (i) the purchase and sale of the Notes, including the determination of the offering price of such Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and each applicable purchasing Agent, on the other hand; (ii) each applicable Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company in connection with the offering of such Notes and the process leading to such transaction (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company; (iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of such Notes or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to the offering of the Notes except the obligations expressly set forth in this Agreement; and (iv) the Agents are not advising the Company as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction and the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and the Agents shall have no responsibility or liability to the Company with respect thereto.

SECTION 14.  Governing Law.

This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any suit, action or proceeding brought by the Company against the Agents in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 15.  Parties.

This Agreement shall inure to the benefit of and be binding upon each Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.  Integration.

This Agreement represents and contains the entire agreement and understanding among the parties hereto with respect to the subject matter covered herein, and supercedes any and all prior oral and written agreements and understandings among the parties hereto, including, without limitation, the Distribution Agreement, dated February 5, 2002, among the Company, Credit Suisse First Boston Corporation, Banc One Capital Markets, Inc., BNY Capital Markets, Inc., Commerzbank Capital Markets Corp. and UBS Warburg LLC, the Distribution Agreement, dated January 9, 2003, among the Company, Lehman Brothers Inc., Banc One Capital Markets, Inc., ABN AMRO Incorporated, BNP Paribas Securities Corp., BNY Capital Markets, Inc., Commerzbank Capital Markets Corp., Credit Suisse First Boston Corporation and U.S. Bancorp Piper Jaffrey Inc., the Distribution Agreement, dated September 28, 2004, among the Company, ABN AMRO Incorporated, BNP Paribas Securities Corp. and J.P. Morgan Securities Inc., and the Distribution Agreement, dated October 24, 2005, among the Company, J.P. Morgan Securities Inc., LaSalle Financial Services, Inc. and Lehman Brothers Inc. (other than with respect to transactions consummated thereunder prior to the date hereof).

SECTION 17.  Execution in Counterparts.

This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[Signatures follow]

If the foregoing is in accordance with each Principal Agent’s understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between each Agent and the Company in accordance with its terms.

Very truly yours,

MIDAMERICAN ENERGY COMPANY

By:  /s/ Brian K. Hankel
Name: Brian K. Hankel
Title: Vice President and Treasurer

Accepted:

CREDIT SUISSE SECURITIES (USA) LLC
J.P. MORGAN SECURITIES INC.
LASALLE FINANCIAL SERVICES, INC.
BNP PARIBAS SECURITIES CORP.,
as Principal Agents, on behalf of the Agents

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Gavin Wolfe
Name: Gavin Wolfe
Title: Managing Director

J.P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

LASALLE FINANCIAL SERVICES, INC.

By:	/s/ Vincent Murray
Name: Vincent Murray
Title: Managing Director

BNP PARIBAS SECURITIES CORP.

By:	/s/ Timothy D. McCann
Name: Timothy D. McCann
Title: Director

EXHIBIT A

MIDAMERICAN ENERGY COMPANY

Notes
[____]% Series due 20[__]

FORM OF
TERMS AGREEMENT

[__________ ___, 20___]

[Names and Addresses of Underwriters]

Dear Sirs:

MidAmerican Energy Company, an Iowa corporation ("MEC"), confirms its agreement with [Name of Underwriters] (collectively, the "Underwriters") with respect to the issue and sale by MEC of its Notes, [___]% Series due 20[__] (the "Notes"). The Notes are to be issued pursuant to the Indenture, dated as of October 1, 2006 (the "Base Indenture"), between MEC and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), and the First Supplemental Indenture to be entered into between MEC and the Trustee (together with Base Indenture, the “Indenture”).

This Terms Agreement is entered into pursuant to, and hereby incorporates by reference all of the terms of, the Distribution Agreement, dated October 3, 2006 (the "Distribution Agreement"), among MEC and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., LaSalle Financial Services, Inc. and BNP Paribas Securities Corp., as Agents thereunder. Capitalized terms used in this Terms Agreement have the definitions given to them in the Distribution Agreement.

SECTION 1. Representations and Warranties. MEC represents and warrants to the Underwriters as of the date hereof and as of the Settlement Date for the purchase, sale and delivery of the Notes to the Underwriters, that the representations and warranties of MEC in Section 2 of the Distribution Agreement are true and correct (except to the extent that such representations and warranties are specifically limited to a prior date, in which case such representations and warranties were true and correct as of such prior date).

SECTION 2. Purchase and Offering. Subject to the terms and conditions hereof and incorporated by reference herein and in reliance upon the representations and warranties herein set forth and incorporated by reference herein, MEC agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from MEC, at the purchase price and on the other terms set forth in Schedule I hereto, the principal amount of the Notes set forth opposite its name in Schedule I hereto, and the Notes shall have the terms set forth in Schedule I hereto, which is incorporated by reference in this Terms Agreement.

EXHIBIT A-1

SECTION 3. Conditions to the Obligations of the Underwriters. The respective obligations of the Underwriters under this Terms Agreement with respect to the Notes are subject to the accuracy, on the date hereof and on the Settlement Date, of the representations and warranties of MEC contained, and incorporated by reference, herein, to the performance by MEC of its obligations contained in the Distribution Agreement and this Terms Agreement, and to the satisfaction of the conditions contained in the Distribution Agreement.

 SECTION 4.  Stand-Off Agreement. Between the date of this Terms Agreement and the Settlement Date, MEC will not, without the prior consent of the Underwriters, offer or sell, or enter into any agreement to sell, any debt securities of MEC (other than the Notes and commercial paper in the ordinary course of business).

SECTION 5. Information Furnished by Underwriters. For purposes of Sections 2(a)(iv), 9(a)(iii) and 9(b) of the Distribution Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of (i) the following information in the Prospectus furnished on behalf of each Underwriter: [Describe Information], and (ii) the following information in the prospectus supplement furnished on behalf of [Name of Underwriter]: [Describe Information].

SECTION 6. Governing Law. This Terms Agreement and all rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any suit, action or proceeding brought by MEC against the Underwriters in connection with or arising under this Terms Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 7. Parties. This Terms Agreement shall inure to the benefit of and be binding upon the Underwriters and MEC and their respective successors. Nothing expressed or mentioned in this Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 9 of the Distribution Agreement and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Terms Agreement or any provision herein contained. This Terms Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 8. Several Obligations. The obligations of the Underwriters hereunder are several and not joint.

EXHIBIT A-2

SECTION 9. Execution in Counterparts. This Terms Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

EXHIBIT A-3

If the foregoing is in accordance with the Underwriters' understanding of our agreement, please sign and return to MEC a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters and MEC in accordance with its terms.

Very truly yours,

MIDAMERICAN ENERGY COMPANY

By: ___________________________
Name:
Title:

Accepted:

[SIGNATURE BLOCKS FOR UNDERWRITERS]

EXHIBIT A-4

SCHEDULE I

This is Schedule I to the Terms Agreement, dated [_________ ___, 20__], entered into pursuant to the Distribution Agreement, dated October 3, 2006, among MidAmerican Energy Company and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., LaSalle Financial Services, Inc. and BNP Paribas Securities Corp., as Agents thereunder. Capitalized terms used but not defined in this Schedule have the meanings given to such terms in the Distribution Agreement.

Agents:
[Names of Agents]

SEC Registration Number: 333-110398 and 333-134163

Designation of Notes: [___]% Series due 20[__]

Terms of Notes:
Principal Amount: $[___________]
Issue Price: ƒ 100% ƒ Other:
Authorized Denominations: ƒ $1,000 and integral multiples of $1,000 ƒ Other:
Original Issue Date: [_________ ___, 20__]
Stated Maturity: [_________ ___, 20__]

Extension of Stated Maturity:   MEC does not have the option to extend the stated maturity.
MEC does have the option to extend the stated maturity.
Extension Period(s): _____ period(s) of [one] [two] [three] [four] [five] year(s)
Final Maturity Date:

Form:	The notes are book-entry notes.
The notes are certificated notes.

Fixed Rate Notes
Interest Rate:
Interest Payment Dates:	January 15 and July 15	Other:
Interest Rate Reset:	MEC does not have the option to reset the interest rate.
MEC does have the option to reset the interest rate.
Reset Date(s):
Reset Formula:
Record Dates:	January 1 and July 1	Other:

Floating Rate Notes
Initial Interest Rate:
Interest Rate Basis:
Commercial Paper Rate
LIBOR
Designated LIBOR Page:	LIBOR Reuters, page ____	LIBOR Telerate, page ____
Prime Rate
Treasury Rate
Other:
Interest Reset Period:	Daily Weekly Monthly Quarterly
	Semiannual beginning in ________ and ________	Annual beginning in ________
Interest Reset Dates:	As specified in the Prospectus	Other:
Interest Payment Period:	Monthly Quarterly Semiannual Annual

Interest Payment Dates:
Third Wednesday of each month	Third Wednesday of each March, June, September and December
Third Wednesday of each ______	and ________	Third Wednesday of each _________
Other:
Interest Determination Date:	As specified in the Prospectus	Other:
Calculation Date:	As specified in the Prospectus	Other:
Index Maturity:
Spread:	None	_____ basis points
Spread Reset:	MEC does not have the option to reset the spread.
MEC does have the option to reset the spread.
Reset Date(s):
Reset Formula:

Spread Multiplier:	None
Spread Multiplier Reset:	MEC does not have the option to reset the spread multiplier.
MEC does have the option to reset the spread multiplier.
Reset Date(s):
Reset Formula:

Maximum Interest Rate:	None
Minimum Interest Rate:	None
Calculation Agent:	The Bank of New York Trust Company, N.A.	Other:

Original Issue Discount Notes
Yield-to-Maturity:
Amortizing Notes.	An amortization schedule is attached to this Schedule and is incorporated in this Schedule by reference.

Redemption:	The notes may not be redeemed prior to maturity at the option of MEC.
The notes may be redeemed prior to maturity at the option of MEC.
The redemption provisions are attached to this Schedule as Annex 1.
Repayment:	The notes may not be repaid prior to maturity at the option of the holders.
The notes may be repaid prior to maturity at the option of the holders.

Repayment Date(s):	At any time	On the following dates:
Repayment Price:

Sinking Fund:	The notes do not have the benefit of sinking fund provisions.
The notes do have the benefit of sinking fund provisions.
A schedule of mandatory sinking fund payments is attached to this Schedule and is incorporated in this Schedule by reference.

Renewal:	The notes are not renewable at the option of the holders.
The notes are renewable at the option of the holders

Principal amount of Notes to be severally purchased by each Agent:

	Agent	Amount
	[_______________]	$[___________]
	[_______________]	[___________]
	Total Principal Amount of Notes	$[___________]

Agents' Discount: [___]%
Time of Sale: [ ]	[A.M.] [P.M.] on [ , 20 ]

Settlement Date: [__________ ___, 20__]

Settlement Time: At or about [_____] [A.M.] [P.M.]

Location of Closing: New York, New York

Payment Instructions: MidAmerican Energy Company, Account No. [_________], [Name of Bank], ABA No. [________]

[Stand-Off Period: As stated in Section 5 of the foregoing Terms Agreement.]

[INCLUDE IF APPLICABLE]

ANNEX 1

REDEMPTION PROVISIONS

The notes will be redeemable as a whole at any time or in part, from time to time, at the option of MidAmerican Energy Company, at a redemption price equal to the sum of (a) the greater of (i) 100% of the principal amount of the notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date, computed by discounting such payments, in each case, to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [___] basis points, plus (b) accrued interest on the principal amount thereof to the date of redemption.

‘‘Treasury Rate’’ means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

‘‘Comparable Treasury Issue’’ means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. ‘‘Independent Investment Banker’’ means one of the Reference Treasury Dealers appointed by the trustee after consultation with MidAmerican Energy Company.

‘‘Comparable Treasury Price’’ means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated ‘‘Composite 3:30 p.m. Quotations for U.S. Government Securities’’, or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations actually obtained by the trustee for such redemption date. ‘‘Reference Treasury Dealer Quotations’’ means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

‘‘Reference Treasury Dealer’’ means each of [Names of Underwriters], and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a ‘‘Primary Treasury Dealer’’), MidAmerican Energy Company shall substitute therefor another Primary Treasury Dealer.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. If, at the time notice of redemption is given, the redemption moneys are not held by the trustee, the redemption may be made subject to their receipt on or before the date fixed for redemption and such notice shall be of no effect unless such moneys are so received. Upon payment of the redemption price, on and after the redemption date interest will cease to accrue on notes or portions thereof called for redemption.

Capitalized terms used but not defined in this annex have the meanings given to such terms in the Indenture as supplemented from time to time.

EXHIBIT B

MIDAMERICAN ENERGY COMPANY

FORM OF
TERM SHEET

Filed Pursuant to Rule 433
Registration No. 333-110398 and 333-134163
Free Writing Prospectus dated October 3, 2006

MIDAMERICAN ENERGY COMPANY
5.800% Notes due 2036

Issuer:	MidAmerican Energy Company
Ratings:	A2 / A- / A (stable / stable /stable)
Note type:	Senior Notes
Trade date:	October 3, 2006
Settlement date:	October 6, 2006
Maturity date:	October 15, 2036
Principal amount:	$350,000,000
Benchmark:	UST 4.500% due February 15, 2036
Re-offer spread:	+105 basis points
Re-offer yield to maturity:	5.812%
Coupon:	5.800%
Public offering price:	Variable
Make-whole spread:	T + 20 basis points
Interest payment dates:	February 15 and August 15, commencing February 15, 2007
CUSIP:	59562EAH8
ISIN:	US59562EAH80
Active Bookrunners:	Credit Suisse Securities (USA) LLC J.P. Morgan Securities Inc.
Passive Bookrunners:	BNP Paribas Securities Corp. LaSalle Financial Services, Inc.
Co-Managers:	Calyon Securities (USA) Citigroup Global Markets Inc. Wedbush Morgan Securities Inc. Wells Fargo Securities, LLC

EXHIBIT B-1

************************
The issuer has filed a registration statement (including a prospectus) with the SEC to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll-free at (800) 221-1037 or J.P. Morgan Securities Inc. collect at (212) 834-4533.

EXHIBIT B-2